UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) approved the election of Matthew Domeyer to the position of Chief Financial Officer of the Company, to be effective on July 20, 2026 (the “Effective Date”). Mr. Domeyer will replace Kelly Georgevich as Chief Financial Officer, pursuant to the Board’s succession planning following the appointment of Ms. Georgevich as the Company’s Chief Executive Officer on May 4, 2026.

Mr. Domeyer, age 43, has nearly 20 years of leadership experience across public company finance, strategic planning, corporate governance, treasury and financial operations. Mr. Domeyer currently serves as Corporate Controller of Flexsteel Industries, Inc., one of the largest residential furniture manufacturers, importers, and marketers in the United States, where he has led SEC reporting, technical accounting, internal controls, tax, treasury, and shared services functions for the publicly traded organization since January 2022. Previously, he held finance leadership roles at Upsher-Smith Laboratories, Inc., including Corporate Controller and Associate Director of Corporate Accounting, where he partnered with business leaders to drive operational efficiency, financial performance, and process improvement initiatives, from December 2014 to December 2021. Earlier in his career, Mr. Domeyer spent eight years with PricewaterhouseCoopers, providing audit and advisory services to private equity-backed, family-owned, and publicly traded multinational organizations across a range of industries. Mr. Domeyer holds a bachelor’s degree in accounting from University of Northern Iowa and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Domeyer and any other person pursuant to which Mr. Domeyer was selected as an officer of the Company. There are no family relationships between Mr. Domeyer and any director or executive officer of the Company. Mr. Domeyer is not and has not been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his election as Chief Financial Officer, the Company and Mr. Domeyer entered into an Executive Employment Agreement (the “Employment Agreement”), dated as of June 17, 2026, to be effective on the Effective Date. Under the Employment Agreement, Mr. Domeyer will receive an annual base salary of $350,000. The Employment Agreement also provides that the Company will pay Mr. Domeyer a one-time cash signing bonus in the amount of $75,000, which amount is subject to repayment by Mr. Domeyer in the event his employment is terminated by the Company for Cause (as defined in the Employment Agreement) or he terminates his employment without Good Reason (as defined in the Employment Agreement) prior to the first anniversary of the Effective Date.

The Employment Agreement further provides that, on the Effective Date, the Company will grant Mr. Domeyer 36,000 stock units, of which (i) 3,000 will be signing time-based restricted stock units (“RSUs”) that will vest in full on the first anniversary of the Effective Date; (ii) 15,000 will be time-based RSUs that will vest as to 2,975 on September 30, 2026, 3,750 on December 31, 2026, 3,750 on March 31, 2027, 3,750 on June 30, 2027, and 775 on July 20, 2027; and (iii) 18,000 will be performance-based restricted stock units (“PSUs”). Of the PSUs, 9,781 PSUs will be eligible to vest based on the Company’s achievement of certain performance targets for 2026 established by the Compensation Committee, and 8,219 PSUs will be eligible to vest based on performance targets to be established by the Compensation Committee in connection with the Company’s 2027 annual budget.

The Employment Agreement provides that if the Company terminates Mr. Domeyer’s employment for a reason other than death, Disability (as defined in the Employment Agreement), or Cause, or if Mr. Domeyer terminates his employment for Good Reason, then the Company shall pay or provide all of the following: (i) reimbursement of any and all reasonable business expenses paid or incurred through the termination date; (ii) receipt of any earned but unpaid base salary through his last date of employment with the Company; and (iii) subject to Mr. Domeyer’s satisfying certain release conditions described in the Employment Agreement, receipt of an amount equal to a portion of his base salary as set forth below and certain medical benefits as described below.

The base salary portion of the separation payment described above shall be, in the event such termination occurs prior to the one-year anniversary of the Effective Date, 12 months of his base salary, and in the event such termination occurs on or after the one-year anniversary of the Effective Date, six months of his base salary (in each case at the rate that was in effect at the time of termination). Additionally, subject to Mr. Domeyer’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which he participated immediately prior to the termination date, the Company will pay the cost of COBRA continuation coverage for Mr. Domeyer and his eligible dependents until the earliest of (i) Mr. Domeyer and his eligible dependents, as the case may be, ceasing to be eligible under COBRA; (ii) the date upon which he and his eligible dependents become covered under similar plans; (iii) in the case of employment termination prior to the one-year anniversary of the Effective Date, 12 months following the termination date; or (iv) in the case of employment termination on or after the one-year anniversary of the Effective Date, six months following the termination date.

The Employment Agreement also provides that if a Change of Control (as defined in the Employment Agreement) occurs and, on or within 12 months following the occurrence of such Change of Control, Mr. Domeyer’s employment with the Company (or its successor) terminates involuntarily for a reason other than Cause or terminates because of resignation for Good Reason, then all unvested RSUs held by him will vest in full as of his termination date and all unvested PSUs held by him will vest as of his termination date based on deemed achievement of the applicable performance target (at any applicable target level).

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 18, 2026, the Company issued a press release related to the matters described above. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit Number	Description

10.1	Executive Employment Agreement, dated as of June 17, 2026, by and between AudioEye, Inc. and Matthew Domeyer

99.1	Press release, dated June 18, 2026

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2026	AudioEye, Inc.
(Registrant)

	By	/s/ Kelly Georgevich
	Name:	Kelly Georgevich
	Title:	Chief Executive Officer and Chief Financial Officer